SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)                     December 24, 2009
ZAP.COM CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Nevada

(State or Other Jurisdiction of Incorporation)

000-27729	76-0571159

(Commission File Number)	(IRS Employer Identification No.)

100 Meridian Centre, Suite 350, Rochester, New York	14618

(Address of Principal Executive Offices)	(Zip Code)
(585) 242-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rulee-13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) Mr. Leonard DiSalvo resigned from his position as Chief Financial Officer of Zap.Com Corporation (the “Company”) as of December 24, 2009. Mr. DiSalvo will continue in his role as Vice President— Finance of the Company.
(c) On December 24, 2009, following Mr. DiSalvo’s resignation, the Company’s Board of Directors elected Francis T. McCarron, 52, as Executive Vice President and Chief Financial Officer of the Company, to hold office until his successor is chosen and qualified or until his earlier resignation or removal. From 2001 to 2007, Mr. McCarron was the Chief Financial Officer of Triarc Companies, Inc. (“Triarc”), which was renamed Wendy’s/Arby’s Group, Inc. in 2008. During the time of Mr. McCarron’s employment, Triarc, a public company traded on the New York Stock Exchange under the trading symbol TRY, was a holding company that, through its subsidiary Arby’s Restaurant Group, Inc., was the franchisor of the Arby’s restaurant system.
There are no family relationships between Mr. McCarron and any of the Company’s officers and directors. In addition, there are no transactions to which the Company or any of its subsidiaries is a party in which Mr. McCarron has a material interest subject to disclosure under 404(a) of Regulation S-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP.COM CORPORATION
Date: December 24, 2009	By:	/s/ Leonard DiSalvo
		Name:	Leonard DiSalvo
		Title:	Vice President — Finance

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